UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 21, 2024

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware		1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. employer identification no.)

383 Madison Avenue,
New York,	New York		10179
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 270-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	JPM	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 5.75% Non-Cumulative Preferred Stock, Series DD	JPM PR D	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 6.00% Non-Cumulative Preferred Stock, Series EE	JPM PR C	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 4.75% Non-Cumulative Preferred Stock, Series GG	JPM PR J	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 4.55% Non-Cumulative Preferred Stock, Series JJ	JPM PR K	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 4.625% Non-Cumulative Preferred Stock, Series LL	JPM PR L	The New York Stock Exchange
Depositary Shares, each representing a one-four hundredth interest in a share of 4.20% Non-Cumulative Preferred Stock, Series MM	JPM PR M	The New York Stock Exchange
Alerian MLP Index ETNs due May 24, 2024	AMJ	NYSE Arca, Inc.
Guarantee of Callable Fixed Rate Notes due June 10, 2032 of JPMorgan Chase Financial Company LLC	JPM/32	The New York Stock Exchange
Guarantee of Alerian MLP Index ETNs due January 28, 2044 of JPMorgan Chase Financial Company LLC	AMJB	NYSE Arca, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Timothy P. Flynn and Michael A. Neal, who served as directors of the Firm since 2012 and 2014, respectively, retired from the Board.
The Board of Directors appointed Mark A. Weinberger as Chair of the Audit Committee and Alex Gorsky as a member of the Audit Committee. The Board also appointed Mr. Gorsky to the Public Responsibility Committee, concluding his service on the Risk Committee.

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a) Registrant held its Annual Meeting of Shareholders on Tuesday, May 21, 2024; 2,443,906,572 shares were represented in person or by proxy, or 85.09% of the total shares outstanding.
(b) The results of the shareholder voting on the proposals presented were as follows:

MANAGEMENT PROPOSALS

Proposal 1 - Shareholders elected the 10 director nominees named in the Proxy Statement. All director nominees received at least 90.44% of the votes cast.

Name	For	Against	Abstain	Broker Non-Votes
Linda B. Bammann	2,044,823,022	49,409,185	4,575,461	345,098,904
Stephen B. Burke	1,907,581,633	186,408,756	4,817,279	345,098,904
Todd A. Combs	1,893,709,045	200,134,472	4,964,151	345,098,904
Alicia Boler Davis	2,084,143,155	9,526,166	5,138,347	345,098,904
James Dimon	1,966,409,343	120,547,508	11,850,817	345,098,904
Alex Gorsky	2,082,763,419	10,855,711	5,188,538	345,098,904
Mellody Hobson	2,068,500,364	25,710,297	4,597,007	345,098,904
Phebe N. Novakovic	2,062,907,060	31,008,645	4,891,963	345,098,904
Virginia M. Rometty	2,048,165,597	45,748,178	4,893,893	345,098,904
Mark A. Weinberger	2,057,059,744	36,609,139	5,138,785	345,098,904

Proposal 2 - Shareholders approved the advisory resolution to approve executive compensation.

For	Against	Abstain	Broker Non-Votes
1,917,720,146	167,266,011	13,821,511	345,098,904
91.37%	7.97%	0.66%
Proposal 3 - Shareholders approved the amended and restated long-term incentive plan.

For	Against	Abstain	Broker Non-Votes
2,005,252,009	85,219,720	8,335,939	345,098,904
95.54%	4.06%	0.40%

Proposal 4 - Shareholders ratified the appointment of PricewaterhouseCoopers LLP as Registrant's independent registered public accounting firm for 2024.

For	Against	Abstain	Broker Non-Votes
2,307,335,802	131,119,379	5,451,391	N/A
94.41%	5.37%	0.22%

SHAREHOLDER PROPOSALS

Proposal 5 - Shareholders did not approve the proposal on independent board chairman.

For	Against	Abstain	Broker Non-Votes
895,666,130	1,185,963,053	17,178,485	345,098,904
42.67%	56.51%	0.82%
Proposal 6 - Shareholders did not approve the proposal on humanitarian risks due to climate change policies.

For	Against	Abstain	Broker Non-Votes
21,761,402	2,051,253,367	25,792,899	345,098,904
1.04%	97.73%	1.23%
Proposal 7 - Shareholders did not approve the proposal on indigenous peoples' rights indicators.

For	Against	Abstain	Broker Non-Votes
638,304,447	1,431,378,762	29,124,459	345,098,904
30.41%	68.20%	1.39%
Proposal 8 - Shareholders did not approve the proposal on proxy voting alignment.

For	Against	Abstain	Broker Non-Votes
163,558,093	1,901,752,748	33,496,827	345,098,904
7.79%	90.61%	1.60%
Proposal 9 - Shareholders did not approve the proposal on report on due diligence in conflict-affected and high-risk areas.

For	Against	Abstain	Broker Non-Votes
152,781,530	1,912,330,099	33,696,039	345,098,904
7.28%	91.11%	1.61%
Proposal 10 - Shareholders did not approve the proposal on shareholder opportunity to vote on excessive golden parachutes.

For	Against	Abstain	Broker Non-Votes
853,406,340	1,237,894,270	7,507,058	345,098,904
40.66%	58.98%	0.36%

Proposal 11 - Shareholder proposal on report on respecting workforce civil liberties was withdrawn by the shareholder.

For	Against	Abstain	Broker Non-Votes
N/A	N/A	N/A	N/A

Item 9.01 Financial Statements and Exhibits

(d)    Exhibit

Exhibit No.	Description of Exhibit

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ John H. Tribolati
John H. Tribolati
Corporate Secretary

Dated:	May 23, 2024

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